UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 15, 2013

Oil States International, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-16337	76-0476605
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Three Allen Center 333 Clay Street, Suite 4620, Houston, Texas		77002
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (713) 652-0582

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 5.07. Submission of Matters to a Vote of Security Holders

SIGNATURE

Item 5.07. Submission of Matters to a Vote of Security Holders.

The 2013 Annual Meeting of Shareholders of Oil States International, Inc. (the “Company”) was held on May 15, 2013. At the Annual Meeting, the shareholders of the Company (i) elected three Class III nominees to the Board of Directors, (ii) ratified the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm, (iii) voted in favor of the compensation of the named executive officers, and (iv) approved the Oil States International, Inc. 2001 Equity Participation Plan, as amended and restated effective February 19, 2013. The voting results for each proposal are as follows:

1. To elect the three Class III nominees to the Board of Directors:

	For	Withheld	Broker Non-Votes
Martin A. Lambert	49,505,246	848,529	1,716,275
Mark. G. Papa	40,386,469	9,967,306	1,716,275
Stephen A. Wells	48,377,756	1,976,019	1,716,275

2. To ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm:

For	Against	Abstain
51,504,781	340,247	225,022

3. To approve compensation of named executive officers:

For	Against	Abstain	Broker Non-Votes
48,733,662	1,480,477	139,636	1,716,275

4. To approve the Oil States International, Inc. 2001 Equity Participation Plan, as amended and restated effective February 19, 2013:

For	Against	Abstain	Broker Non-Votes
48,272,687	1,939,120	141,968	1,716,275

  SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Oil States International, Inc.
(Registrant)

May 16, 2013	/s/ Robert W. Hampton
(Date)	Robert W. Hampton
Senior Vice President, Accounting and Corporate Secretary